EXHIBIT 10.33


                       AMENDMENT NO. 1 TO CREDIT AGREEMENT


                     THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is made as of the 4th day of February, 1999 by and between (i) SEACOR SMIT INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), (ii) the financial institutions listed in Schedule A (the "Lenders") to that certain Credit Agreement dated November 17, 1998 (the "Original Agreement"), among the Borrower, the Lenders and the Agent (as hereinafter defined) and (iii) DEN NORSKE BANK ASA, a banking corporation organized and existing under the laws of Norway, as agent for the Lenders (the "Agent") and amends and is supplemental to the Original Agreement.

                          W I T N E S S E T H T H A T:

                     WHEREAS, pursuant to the Original Agreement, the Lenders made available to the Borrower a credit facility in the maximum principal amount of U.S.$100,000,000 (the "Loan"), the proceeds of which were made available for the purposes of repaying outstanding advances under the Existing Credit Facility (as defined in the Original Agreement) and for general corporate purposes and

                     WHEREAS, in connection with the assignment and assumption of a portion of the original Lender's commitment under the Original Agreement to certain new Lenders, the parties desire to amend certain provisions of the Original Agreement.

                     NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

                     1. Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement shall bear the same meanings when used herein.

                     2. Representations and Warranties. The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement and the Note (updated mutatis mutandis).

                     3. No Defaults. The Borrower hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

                     4. Performance of Covenants. The Borrower hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement and the Note on its part to be performed, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Original Agreement, as the same is amended hereby and may hereafter be amended or supplemented, shall remain in effect.

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                     5. Amendment to the Original Agreement. Subject to the
terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

         (a) all references to "this Agreement" shall be deemed to refer to the Original Agreement as amended hereby;

         (b)      Section 1.1 shall be amended by:

                  (1) deleting the existing definition of "Agent's Exchange Rate" and inserting the following in place thereof:

                           "means the exchange rate offered by the Agent (or in the case of the calculation of amounts drawn or otherwise payable under Letters of Credit denominated in currencies other than Dollars, the Letter of Credit Issuer) of Dollars for a particular foreign currency or vice versa in accordance with its normal practices on the relevant date, in either case, including any costs associated with the relevant exchange contract or, if it does not then offer such exchange rates in respect of such foreign currency, such exchange rate in respect of such currency as the Agent or the Letter of Credit Issuer, as the case may be, deems reasonable;"

                  (2) amending the definition of "Credit Period" by inserting "and all commitments to extend credit under this Agreement have been terminated" at the end thereof;

                  (3) amending the definition of "Dollar Equivalent" by deleting "Foreign Currency" and inserting "foreign currency" in place thereof;

                  (4) deleting the existing definition of Letter of Credit Issuer and inserting the following in place thereof:

                           "means, with respect to each Letter of Credit, the Lender which, at the request of the Borrower, issues the same;"

                  (5)      amending the definition of "LIBOR" by

                           i) replacing "Banking Day" and "Banking Days" with "LIBOR Reference Day" and "LIBOR Reference Days" in each instance that they appear; and

                           ii) replacing on the eighth through thirteenth lines thereof:

                                    "Telerate page 3750 (British Bankers'
                                    Association Interest Settlement Rates), in the case of Dollars or Pounds Sterling, or Telerate page 3740 (British Bankers' Association Interest Settlement Rates), in


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                                    the case of Dutch Guilders or French Francs
                                    (or such other page as may replace such page
                                    3750 or such page 3740,"

                                   with:

                                    "page LIBOR01 of the Reuters screen, in the case of Dollars, Pounds Sterling, or, if applicable, euros, or page LIBOR02 of the Reuters screen, in the case of Dutch Guilders or French Francs (or such other page as may replace such pages LIBOR01 and LIBOR02,";

                  (6) Inserting a new definition of "LIBOR Reference Day(s)" which shall read:

                           "days on which banks in the London interbank market generally will provide quotations for deposits in the relevant currencies;"

                  (7) amending the definition of "Majority Lenders" by inserting at the end thereof:

                           "or, if all Commitments have been terminated hereunder, two (2) or more Lenders, the aggregate outstanding Advances made by which exceed two thirds of the aggregate Advances then outstanding;"

         (c) Section 3.1 shall be amended by inserting the following at the end thereof:

                           "The obligation of each Lender to advance its respective portion of any Advance shall be several and not joint with the other Lenders. With respect to each Advance, no Lender shall be obliged to advance to the Borrower (a) with respect to each Advance, an amount in excess of such Lender's pro rata share of such Advance and, (b) in the aggregate Credit Facility Balance outstanding at any time, an amount in excess of its Commitment."

         (d)      Section 3.6 shall be amended by:

                  (1) deleting "Foreign Currency" from the eighth line thereof and inserting "currency other than Dollars" in place thereof;

                  (2) inserting "or the Letter of Credit Issuer, as the case may be," after "Agent" on the tenth line thereof;

                  (3) inserting "and the Lenders" after "Borrower" on the eleventh line thereof; and


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                  (4)      inserting after "Foreign Currency Advances" on the
                           thirteenth and penultimate lines thereof:

                           "(together with the Dollar Equivalent of the aggregate Stated Amount of Letters of Credit then outstanding and denominated in currencies other than Dollars)"

         (e) Section 3.7(b) shall be amended by deleting "and the Agent may consent in its sole absolute" on the ninth line thereof and inserting "and the Letter of Credit Issuer, the Agent and the Majority Lenders may consent, in their respective absolute" in place thereof;

         (f)      Section 3.9(a) shall be amended by:

                  (1) inserting the following after "Advance" on the third line thereof:

                           "in Dollars (amounts paid or disbursed in currencies other than Dollars or Foreign Currencies shall be converted to Dollars at the Agent's Exchange Rate as of the date of payment or disbursement) or the Foreign Currency in which such Letter of Credit was denominated"

                        and

                  (2) inserting the following after "disbursement" on the penultimate line thereof:

                           "and the amount thereof in, as applicable, (x) Dollars, (y) the relevant Foreign Currency or (z), if such payment or disbursement was in a currency other than Dollars or a Foreign Currency, the Dollar Equivalent of such payment or disbursement (together with the sum thereof in the relevant foreign currency and the applicable Agent's Exchange Rate)".

         (g) Section 3.10(c) shall be amended by deleting "(or in the currency of issuance if issued in a currency other than Dollars)" from the fourth and fifth lines and inserting the following in place thereof:

                           "(or if the Letter of Credit was (x), issued in a Foreign Currency, the currency of issuance or (y) issued in a currency other than Dollars or the Foreign Currencies, in Dollars, based upon the Dollar Equivalent of the deemed advance as calculated pursuant to Section 3.9(a))"


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         (h)      Section 6.1 shall be amended by inserting the following after
                  "6.2" on the fourth line thereof:

                           "plus (c) any applicable margin or eurocurrency liability reserve requirement imposed on any Lender as a result of the operation of Regulation D (Title 12, Code of Federal Regulations, Chapter II, Part
                           204) as in effect from time to time constituting a sum payable by the Borrower under Section 12.2"

         (i)      Section 9.1(h) shall be amended by:

                  (1) inserting "or indebtedness" after "Funded Debt" on the fifth line thereof;

                  (2) inserting "(x)" after "entitled to" on the fifth line thereof and

                  (3) deleting "unless such default" from the seventh line thereof and inserting the following in their place:

                           "or (y) any party becomes entitled to accelerate and accelerates such Funded Debt or indebtedness, unless such default, acceleration"

         (j) Section 10.1 shall be amended by inserting the following after "and so long as" on the second line thereof:

                           "(x) any commitments to advance credit hereunder remain in effect or (y)"

         (k) Section 10.1A.(v) shall be amended by inserting "(in sufficient number of copies to provide one to each Lender)" on the first line thereof after "Agent";

         (l) Section 10.2 shall be amended by inserting (1) "and/or the Majority Lenders" after the word "Agent" in the first line thereof, (2) "or the Majority Lenders'" after "Agent's" on the seventh line thereof;

         (m) Section 10.3 shall be amended by inserting "and/or the Majority Lenders" after the word "Agent" in the first and third lines thereof.

         (n) Section 11 shall be amended by adding the following at the end thereof:

                           "Anything contained in this Section 11 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of any Note) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12


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                           U.S.C. ss.341. No such pledge or the enforcement
                           thereof shall release the pledgor Lender from its obligations hereunder."

         (o)      Adding the following new Section 14.6:

                           "14.6 Indemnification. Neither any Lender nor the Agent nor any director, officer, agent or employee of any thereof shall be liable to the Borrower for any action taken or not taken by it in connection herewith in the absence of its own gross negligence or willful misconduct. The Borrower hereby agrees to indemnify each of the Lenders and the Agent, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be imposed on, incurred by or asserted against, any Indemnitee in any way relating to or arising out of this Agreement and the Notes or any action taken or omitted by any Indemnitee hereunder or thereunder provided that (i) no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct and (ii) to the extent permitted by law, the Indemnitee shall provide the Borrower with prompt notice, but not later than sixty
                           (60) days after it becomes aware, of any claim giving rise to any such indemnified liability."

         (p) Section 16.6 shall be amended by adding the following to the end thereof:

                           "(c) Reports and Notices. Promptly upon receipt thereof by the Agent, the Agent shall furnish each Lender with a copy of all financial reports, vessel valuations and survey or inspection reports, and notices delivered to it by the Borrower hereunder."

                        and

         (q)      Section 18 shall be amended by inserting the following new
                  Section 18.6 at the end thereof:

                           "18.6 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or any part of the Advances made by such Lender, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or


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                           proceedings of the nature referred to in Section
                           9.1(i) or (k), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Advances, or interest thereon, such Benefitted Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Advances, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Borrowings may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.


                     6. No Other Amendment. All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

                     7. Promissory Note. By the execution and delivery of this Amendment, the Borrower and the Lenders hereby consent and agree that all references in the Note to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment.

                     8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                     9. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.



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                     10. Headings; Amendment. In this Amendment, section
headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This agreement cannot be amended other than by written agreement signed by the parties hereto.

                     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.


                                         SEACOR SMIT INC.

                                         By: /s/ Randall Blank
                                             ----------------------------------
                                             Randall Blank
                                             Executive Vice President



                                         By special authority for DEN
                                         NORSKE BANK ASA, New York Branch,
                                         as Agent for the Lenders and as a
                                         Lender

                                         By: /s/ Barbara Gronquist
                                             ----------------------------------
                                             Barbara Gronquist
                                             First Vice President

                                         and

                                         By: /s/ Nikolai Nachamkin
                                             ----------------------------------
                                             Nikolai Nachamkin
                                             Vice President




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